Exhibit 99 777 E. Wisconsin Ave. Milwaukee, WI 53202 USA Fax: 414.382.4347
News Release

Contact	Matthew Gonring Media Relations Rockwell Automation 414-382-5575	Tim Oliver Investor Relations Rockwell Automation 414-212-5210

Rockwell Automation Reports Third Quarter Results

o	Diluted earnings per share from continuing operations of $0.68

o	Revenue up 11 percent; 9 percent excluding currency translation

o	Free cash flow $158 million in the quarter; $380 million year-to-date

o	2005 full year EPS now expected to be $2.60-$2.65 on 10-11 percent revenue growth

MILWAUKEE (July 27, 2005) — Rockwell Automation, Inc. (NYSE: ROK), a leading global provider of industrial automation power, control and information solutions, today reported fiscal 2005 third quarter income from continuing operations of $127.3 million ($0.68 per share) compared to $125.5 million ($0.66 per share) in 2004. Results in 2004 included separately reported tax benefits of $34.5 million or $0.18 per share. Excluding these tax benefits earnings per share increased 42 percent.

Sales for the third quarter were $1,264.7 million, up 11 percent compared to $1,135.0 million in the third quarter of 2004. Currency translation accounted for two percentage points of the growth. Segment operating earnings in the third quarter were $221.2 million, up 32 percent compared to $167.1 million in the third quarter of 2004.

Rockwell Automation
Third quarter results

Keith Nosbusch, chairman and chief executive officer, commenting on the quarter, said, “Our businesses again produced solid results in a gradually expanding global industrial economy, particularly in the Americas. These results validate the sustained investment we are making in our product portfolio and solutions delivery capabilities. Diversifying our customer base, expanding our served market and broadening our geographic footprint allow us to continue to outperform our underlying markets.”

Outlook

The company is refining its 2005 full year guidance to reflect the strong performance through the first nine months of the year. The company now expects organic revenue growth between 10 and 11 percent, excluding currency translation. EPS from continuing operations for the full year is now expected to be $2.60 to $2.65. This range excludes the separately reported tax benefits and the beneficial insurance settlements recorded in the second quarter.

Commenting on the outlook Nosbusch said, “Our current outlook anticipates gradual sequential growth across most end markets through the remainder of this year and into 2006. This momentum, combined with our relentless focus on productivity and cost discipline, gives me confidence that 2006 will be another good year for Rockwell Automation.”

Following is a discussion of third quarter results for each business.

Control Systems

Control Systems third quarter sales were $1,035.4 million, an increase of 11 percent

Rockwell Automation
Third quarter results

compared to $933.3 million in the third quarter of 2004. Three percentage points of the growth was due to the effect of currency translation. Non-U.S. sales increased 8 percent, excluding the effect of currency translation. Strong growth in Latin America, Canada and the Asia-Pacific region, was partially offset by a slight decline in Europe.

Growth in the quarter was paced by particularly strong performance in our drives and motor control businesses. Our Logix integrated architecture platform and related product offerings grew by 20 percent. Segment operating earnings were $188.6 million, an increase of 31 percent compared to $143.8 million in the third quarter of 2004. Earnings increased due to higher volume, productivity efforts and price, partially offset by inflation. Control Systems return on sales was 18.2 percent in the third quarter of 2005 compared to 15.4 percent in 2004.

Power Systems

Power Systems third quarter sales were $229.3 million, an increase of 14 percent versus the 2004 third quarter results of $201.7 million. Segment operating earnings increased 40 percent to $32.6 million, compared to $23.3 million in the third quarter of 2004. The increase in earnings was driven by higher volume, an improved price/cost environment, and productivity. Power Systems return on sales was 14.2 percent in the third quarter of 2005 compared to 11.6 percent in 2004.

Rockwell Automation
Third quarter results

Cash Flow

Free cash flow for the third quarter of 2005 was $157.7 million compared to $63.5 million in 2004. Results for the third quarter of 2004 included a $75 million voluntary contribution to the company’s pension plan trust.

(We define free cash flow, a non-GAAP measure, as cash flows from operating activities reduced by capital expenditures.)

A conference call to discuss our financial results will take place at 9 AM Central Time (10 AM Eastern Time) on Wednesday, July 27, 2005. The call will be webcast and accessible via the Rockwell Automation website (www.rockwellautomation.com).

This news release contains statements (including certain projections and business trends) that may be accompanied by such phrases as “believe”, “estimate”, “expect”, “anticipate”, “will”, “intend” and other similar expressions, that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to, the following:

o	economic and political changes in global markets where we compete, such as currency exchange rates, inflation rates, recession, foreign ownership restrictions and other external factors we cannot control;

o	demand for and market acceptance of new and existing products;

o	levels of capital spending in industrial markets;

o	the availability and price of components and materials;

o	successful development of advanced technologies;

o	the availability, effectiveness and security of our information technology systems;

o	competitive product and pricing pressures;

o	disruption of our operations due to natural disasters, strikes, terrorism, or other causes;

o	intellectual property infringement claims by others and the ability to protect our intellectual property;

o	regulatory and legislative changes related to the reporting and funding of pension and health care obligations;

Rockwell Automation Third quarter results Page 5
o	successfully addressing claims by taxing authorities resulting from cross-border global business operations;

o	the ability to attract and retain qualified personnel;

o	the uncertainties of litigation; and

o	other risks and uncertainties, including but not limited to those detailed from time to time in our Securities and Exchange Commission filings.

These forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Rockwell Automation, Inc. (NYSE: ROK), is a leading global provider of industrial automation power, control and information solutions that help customers meet their manufacturing productivity objectives. The company brings together leading brands in industrial automation for Complete Automation solutions, including Allen–Bradley® controls and services, Dodge® mechanical power transmission products, Reliance® motors and drives, and Rockwell Software® factory management software. Headquartered in Milwaukee, Wisconsin, the company employs about 22,000 people serving customers in more than 80 countries.

# # #

ROCKWELL AUTOMATION, INC. SALES AND EARNINGS INFORMATION (Unaudited) (in millions, except per share amounts)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2005	2004	2005	2004
Sales
Control Systems	$1,035.4	$933.3	$3,019.5	$2,659.1
Power Systems	229.3	201.7	648.5	545.8

Total Sales	$1,264.7	$1,135.0	$3,668.0	$3,204.9

Segment Operating Earnings
Control Systems	$188.6	$143.8	$565.4	$376.3
Power Systems	32.6	23.3	88.1	46.2

Total Segment Operating Earnings	221.2	167.1	653.5	422.5

Purchase accounting depreciation and amortization	(2.4)	(6.8)	(12.6)	(20.5)
General corporate - net	(15.9)	(20.4)	(55.2)	(59.8)
Interest expense	(11.7)	(10.1)	(34.3)	(30.8)

Income from continuing operations before income taxes	191.2	129.8	551.4	311.4
Income tax provision (see Note 1)	(63.9)	(4.3)	(159.5)	(53.9)

Income from continuing operations	127.3	125.5	391.9	257.5
Income from discontinued operations (see Note 1)	–	0.9	18.8	9.4

Net income	$127.3	$126.4	$410.7	$266.9

Diluted Earnings Per Share:
Continuing operations	$0.68	$0.66	$2.08	$1.34
Discontinued operations	–	–	0.10	0.05

Net Income	$0.68	$0.66	$2.18	$1.39

Average Diluted Shares	186.4	190.5	188.2	191.7

(1)	See Supplemental Sales and Earnings Information for a summary of separately reported tax items and the composition of Income from discontinued operations.

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ROCKWELL AUTOMATION, INC. CONDENSED BALANCE SHEET (Unaudited) (in millions)

	June 30, 2005	September 30, 2004
ASSETS
Cash and cash equivalents	$468.8	$473.8
Receivables, net	756.1	719.9
Inventories, net	595.0	574.3
Deferred income taxes	136.0	132.7
Other current assets	122.5	125.4

Total current assets	2,078.4	2,026.1
Properties, net	771.1	804.5
Goodwill, net	809.8	811.1
Other intangible assets, net	317.1	323.8
Other assets	260.7	235.7

Total	$4,237.1	$4,201.2

LIABILITIES AND SHAREOWNERS' EQUITY
Short-term debt	$0.2	$0.2
Accounts payable	332.0	362.2
Compensation and benefits	157.9	202.3
Income taxes payable	49.0	8.3
Other current liabilities	385.3	290.6

Total current liabilities	924.4	863.6
Long-term debt	751.8	757.7
Retirement benefits	508.9	505.6
Deferred income taxes	39.9	89.3
Other liabilities	120.4	124.0
Shareowners' equity	1,891.7	1,861.0

Total	$4,237.1	$4,201.2

Page 7 ROCKWELL AUTOMATION, INC. CONDENSED CASH FLOW INFORMATION (Unaudited) (in millions)
	Nine Months Ended June 30,
	2005	2004
CONTINUING OPERATIONS:
OPERATING ACTIVITIES:
Income from continuing operations	$391.9	$257.5
Adjustments to arrive at cash provided by operating activities:
Depreciation	111.2	118.6
Amortization of intangible assets	16.0	19.9
Pension trust contributions	(62.9)	(144.2)
Retirement benefits expense	66.7	66.2
Net loss on disposition of property	2.0	1.2
Income tax benefit from the exercise of stock options	59.3	26.3
Changes in assets and liabilities, excluding effects of foreign currency adjustments:
Receivables	(15.0)	(20.7)
Inventories	(17.7)	(23.4)
Accounts payable	(30.8)	6.2
Compensation and benefits	(44.4)	8.4
Income taxes	7.1	36.6
Other assets and liabilities	(17.9)	2.0

Cash provided by operating activities	465.5	354.6

INVESTING ACTIVITIES:
Capital expenditures	(85.7)	(58.6)
Proceeds from sale of property	7.5	2.3
Other investing activities	(0.7)	0.4

Cash used for investing activities	(78.9)	(55.9)

FINANCING ACTIVITIES:
Repayments of debt	–	(8.4)
Cash dividends	(102.0)	(92.1)
Purchases of treasury stock	(390.3)	(174.0)
Proceeds from the exercise of stock options	87.8	54.9
Other financing activities	(1.2)	(1.0)

Cash used for financing activities	(405.7)	(220.6)

Effect of exchange rate changes on cash	(5.8)	(2.7)

Cash (used for) provided by continuing operations	(24.9)	75.4
Cash provided by discontinued operations	19.9	27.9

(Decrease) Increase in cash and cash equivalents	$(5.0)	$103.3

FREE CASH FLOW:
Cash provided by operating activities	$465.5	$354.6
Capital expenditures	(85.7)	(58.6)

Free cash flow (see Note 1)	$379.8	$296.0

(1)	Our definition of free cash flow, which is a non-GAAP internal performance measurement, may be different from definitions used by other companies.

Page 8 ROCKWELL AUTOMATION, INC. SUPPLEMENTAL SALES AND EARNINGS INFORMATION (Unaudited) (in millions, except per share amounts)
	Three Months Ended June 30,		Nine Months Ended June 30,
	2005	2004	2005	2004
INCOME TAXES
The income tax provision included the following separately reported items:
Resolution of certain income tax matters	$–	$34.5	$19.7	$34.5
Research and experimentation credit refund claim	–	–	–	4.3

Total	$–	$34.5	$19.7	$38.8

The following summarizes the amounts per diluted share for the tax items above:
Resolution of certain income tax matters	$–	$0.18	$0.10	$0.18
Research and experimentation credit refund claim	–	–	–	0.02

Total	$–	$0.18	$0.10	$0.20

INCOME EXCLUDING INCOME TAX BENEFITS
The following is a reconciliation of income from continuing operations (as reported) to income from continuing operations excluding separately reported tax benefits:
Income from continuing operations (as reported)	$127.3	$125.5	$391.9	$257.5
Deduct: Separately reported tax benefits	–	(34.5)	(19.7)	(38.8)

Income from continuing operations excluding tax benefits	$127.3	$91.0	$372.2	$218.7

The following is a reconciliation of income from continuing operations per diluted share (as reported) to income from continuing operations per diluted share excluding separately reported tax benefits:

Income from continuing operations per diluted share (as reported)	$0.68	$0.66	$2.08	$1.34
Deduct: Separately reported tax benefits per diluted share	–	(0.18)	(0.10)	(0.20)

Income from continuing operations excluding tax benefits	$0.68	$0.48	$1.98	$1.14

DISCONTINUED OPERATIONS
Income from discontinued operations included the following (all amounts are after tax):
Resolution of certain U.S. and state income tax matters	$–	$–	$18.8	$–
Net income from the operations of FirstPoint Contact	–	0.9	–	4.8
Rocky Flats legal proceeding	–	–	–	4.6

Total	$–	$0.9	$18.8	$9.4

The following summarizes the amounts per diluted share for the items above:
Resolution of certain U.S. and state income tax matters	$–	$–	$0.10	$–
Net income from the operations of FirstPoint Contact	–	–	–	0.03
Rocky Flats legal proceeding	–	–	–	0.02

Total	$–	$–	$0.10	$0.05

ROCKWELL AUTOMATION, INC.
OTHER SUPPLEMENTAL INFORMATION
(Unaudited)
(in millions)

Income Excluding Income Tax Benefits

Our press release contains information regarding income excluding income tax benefits in 2005 and 2004, which is a non-GAAP financial measure. Management believes that income excluding such income tax benefits is useful to investors because the benefits are not indicative of the magnitude of tax benefits the company may recognize in the future. Management uses income excluding such income tax benefits as one measure to monitor and evaluate the performance of the company.

Free Cash Flow

Our press release contains information regarding free cash flow, which is a non-GAAP financial measure. Our definition of free cash flow takes into consideration capital investment required to maintain the operations of our company and execute our strategy. Management believes that free cash flow provides useful information to investors regarding our ability to generate cash from business operations that is available for acquisitions and other investments, debt service, dividends and share repurchases. Management uses free cash flow as one measure to monitor and evaluate our performance.

The following table summarizes free cash flow by quarter for our company:

	Quarter Ended
	Dec. 31, 2003	March 31, 2004	June 30, 2004	Sept. 30, 2004	Dec. 31, 2004	March 31, 2005	June 30, 2005
Cash provided by operating activities	$142.0	$126.9	$85.7	$242.3	$102.3	$182.2	$181.0
Capital expenditures	(16.0)	(20.4)	(22.2)	(39.4)	(11.9)	(50.5)	(23.3)

Free cash flow	$126.0	$106.5	$63.5	$202.9	$90.4	$131.7	$157.7

Effect of Changes in Currency Exchange Rates on Sales

Our press release contains information regarding the effect of changes in currency exchange rates on sales, which is a non-GAAP measure. Management believes this provides useful information to investors because it reflects regional performance from our activities without the effect of changes in currency rates. Management uses sales excluding the effect of changes in currency exchange rates as one measure to monitor and evaluate our regional performance.

The following is a reconciliation of reported sales to sales excluding the effect of changes in currency exchange rates for the three and nine months ended June 30, 2005 compared to sales for the three and nine months ended June 30, 2004:

	Three Months Ended June 30,				Nine Months Ended June 30,
	2005			2004	2005			2004
	Sales	Effect of Changes in Currency	Sales Excluding Effect of Changes in Currency	Sales	Sales	Effect of Changes in Currency	Sales Excluding Effect of Changes in Currency	Sales
United States	$777.7	$–	$777.7	$715.1	$2,244.6	$–	$2,244.6	$1,985.7
Canada	108.9	(8.7)	100.2	81.5	297.5	(22.5)	275.0	244.6
Europe, Middle East, Africa	205.9	(9.0)	196.9	200.2	622.3	(37.2)	585.1	573.3
Asia-Pacific	120.5	(6.3)	114.2	100.9	349.2	(14.8)	334.4	288.1
Latin America	51.7	(4.4)	47.3	37.3	154.4	(4.5)	149.9	113.2

Total	$1,264.7	$(28.4)	$1,236.3	$1,135.0	$3,668.0	$(79.0)	$3,589.0	$3,204.9

The following is a reconciliation for the Control Systems segment of reported sales to sales excluding the effect of changes in currency exchange rates for the three and nine months ended June 30, 2005 compared to sales for the three and nine months ended June 30, 2004:

	Three Months Ended June 30,				Nine Months Ended June 30,
	2005			2004	2005			2004
	Sales	Effect of Changes in Currency	Sales Excluding Effect of Changes in Currency	Sales	Sales	Effect of Changes in Currency	Sales Excluding Effect of Changes in Currency	Sales
United States	$574.8	$–	$574.8	$532.8	$1,665.3	$–	$1,665.3	$1,492.4
Canada	94.5	(7.8)	86.7	72.2	261.2	(20.0)	241.2	218.0
Europe, Middle East, Africa	204.2	(9.0)	195.2	197.1	616.1	(36.8)	579.3	562.5
Asia-Pacific	113.8	(6.3)	107.5	96.9	333.4	(14.8)	318.6	281.2
Latin America	48.1	(4.3)	43.8	34.3	143.5	(4.5)	139.0	105.0

Total	$1,035.4	$(27.4)	$1,008.0	$933.3	$3,019.5	$(76.1)	$2,943.4	$2,659.1

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